UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Reported): July 1, 2026

National Health Investors, Inc.
(Exact name of registrant as specified in its charter)

Maryland	001-10822	62-1470956
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

222 Robert Rose Drive,
Murfreesboro, TN 37129
(Address of principal executive offices)

(615) 890-9100
(Registrant's telephone number, including area code)

Not Applicable
(Former name, former address and former fiscal year,
if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	NHI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02. Termination of a Material Definitive Agreement.

The information set forth in Item 2.01 of this report is incorporated by reference into this Item 1.02 to the extent such information is responsive to the disclosure requirements of Item 1.02 of Current Report on Form 8-K.

Item 2.01. Completion of Acquisition or Disposition of Assets.

As previously reported, on April 21, 2026, National Health Investors, Inc. on behalf of itself and its affiliates identified in the Agreement (collectively, the “Company”) entered into a Purchase and Sale Agreement (the “Agreement”) with NHC/OP, L.P., a Delaware limited partnership (the “Purchaser”) and a wholly owned subsidiary of National HealthCare Corporation (“NHC”), on behalf of itself and its affiliates identified in the Agreement, each of which is a wholly owned subsidiary of NHC (collectively, together with the Purchaser, the “Purchaser Parties”), to sell to the Purchaser Parties the land, facilities, and improvements, including 32 skilled nursing facilities and three independent living facilities (collectively, the “Property,” and with respect to the 35 facilities, the “Facilities”), currently leased by the Purchaser Parties, as tenants, from the Company, as landlord, under a Master Agreement to Lease dated October 17, 1991, as amended, and those single Facility leases executed by the parties (collectively, the “Master Lease”). The purchase and sale of the Property and other transactions contemplated by the Agreement are referred to herein as the “Transaction.”

The Transaction closed on July 1, 2026 for a total purchase price for the Property of $560 million.

As previously disclosed, NHC is a stockholder of the Company and, based on information in NHC’s public filings, owned 1,630,642 shares of the Company’s common stock as of December 31, 2025. The board of directors of the Company formed a Special Committee of Non-Interested Directors (the “Special Committee”) consisting of Robert W. Chapin, Jr., Tracy M. J. Colden, Robert A. McCabe, Jr. and Candice W. Todd, each of whom is independent, is not a member of management and does not have an interest in a transaction with NHC, to, among other things, review, analyze and approve a transaction with NHC. The Special Committee unanimously approved the Transaction.

In connection with the closing of the Transaction, the Master Lease was terminated with respect to all of the Facilities other than the four skilled nursing facilities located in Florida (the “Florida Facilities”), and the Company assigned to a wholly owned subsidiary of NHC, and such NHC subsidiary assumed, the Master Lease with respect to the Florida Facilities.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NATIONAL HEALTH INVESTORS, INC.

By:	/s/ Todd Siefert
Name:	Todd Siefert
Title:	Chief Financial Officer

Date: July 1, 2026